UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 7, 2012

ROCKY BRANDS, INC.

(Exact name of registrant as specifıed in its charter)

Ohio	001-34382	31-1364046
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identifıcation No.)

39 East Canal Street, Nelsonville, Ohio	45764
(Address of principal executive offıces)	(Zip Code)

Registrant's telephone number, including area code	(740) 753-1951

Registrant's telephone number, including area code (740) 753-1951

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fıling is intended to simultaneously satisfy the fıling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2012, Rocky Brands, Inc. (the “Company) and Computershare Trust Company, N.A. entered into an Amended and Restated Shareholder Rights Agreement (the “Agreement”), to extend the expiration date of the rights contained therein from June 11, 2012 to June 7, 2017. Also, the initial Exercise Price (as defined in the Agreement) for the exercise of each Right was increased from $16.00 to $40.00. Except for the extension of the expiration date and the increase in the initial Exercise Price, the Agreement otherwise remains unmodified.

The foregoing description of the Agreement does not purport to be complete and should be read together with, and is qualified in its entirety by reference to, the Agreement, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference. A copy of the original Shareholder Rights Agreement and a summary of its material terms were filed with the Securities and Exchange Commission on a Form 8-K on June 15, 2009.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” of this Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.                                                                                                                    Description

4.1 Amended and Restated Rights Agreement, dated as of June 7, 2012, by and between the Company and Computershare Trust Company, N.A., as Rights Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocky Brands, Inc.

Date: June 12, 2012	By:	/s/ James E. McDonald
James E. McDonald, Executive Vice President and Chief Financial Officer